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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-12

                                  PULITZER INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for

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    which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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         This filing relates to a planned merger of LP Acquisition Corp., a
Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Lee Enterprises, Incorporated, a Delaware corporation ("Lee") with and into Pulitzer Inc. ("Pulitzer") (the "Merger"), with Pulitzer as the surviving corporation pursuant to the terms of an Agreement and Plan of Merger, dated as of January 29, 2005 by and among Pulitzer, Lee and the Purchaser (the "Merger Agreement").

The following is an employee letter made available to Pulitzer employees via Pulitzer's Intranet on January 30, 2005.

Dear Colleagues:

Today Pulitzer Inc. and Lee Enterprises, Inc. announced plans to combine our two companies. Based in Davenport, Iowa, Lee is a 114 year-old company with a proud news tradition and a longstanding history of support to the communities they serve. In addition, the Company has a well-earned reputation as an excellent employer - one that treats employees fairly and with respect. We believe that Lee will be an excellent steward for the company and that, together, Pulitzer and Lee will be a more powerful industry presence.

As you know, Pulitzer has been reviewing strategic alternatives over the past several months. As part of that process, the Board considered a wide range of alternatives and gave careful consideration to each. It also received expert financial and legal advice. After giving thorough consideration to a full range of options, the Board concluded unanimously that the best way to achieve our goals for both shareholders and employees is to combine our operations with those of Lee. To that end, we announced earlier today that we have signed an agreement to sell Pulitzer to Lee for $64.00 per share.

Since our founding by Joseph Pulitzer more than 125 years ago, our company has grown into one of the world's great journalistic enterprises, and many of you have expressed concern about what a sale might mean to this tradition. Let me assure you that continuing our tradition of journalistic excellence was one of the pivotal factors considered - and one of the primary reasons we are so pleased that Lee Enterprises will be the new owner of the company. Lee is a highly-regarded newspaper company with a longstanding and rich journalistic tradition. Combined, we have nearly 250 years of newspaper experience.

Another reason this is a great fit involves our corporate cultures. I believe that having cultures that mesh is absolutely critical in our business. In Lee, we have found a company that shares not only our deep commitment to journalistic excellence, but also our belief in supporting the communities in which we operate and treating employees well. For these reasons, we believe that Lee will be an excellent partner and is well positioned to strengthen our businesses as we move forward together.

We also believe that Lee will offer new career opportunities for many of you. Lee currently operates 44 daily newspapers in 19 states, including the Quad-City Times, in Davenport, Iowa, the Wisconsin State Journal, in Madison, The Times of Northwest Indiana in Munster, and the North County Times in Oceanside/Escondido, California. With the addition of Pulitzer, Lee will own 58 daily newspapers in 23 states and will be the fourth largest U.S. newspaper publisher in terms of dailies owned. Our combined daily circulation of 1.7 million will rank seventh in the industry, and we will have a Sunday circulation of 2.0 million. This expanded scale and geographic reach will enable us to compete more effectively in today's increasingly competitive media market. We expect many of you will have broader career opportunities as part of a bigger company with a successful growth record and operations in many cities.

Finally, I am also pleased that a number of senior Pulitzer operational and editorial leaders have expressed their excitement about becoming a part of Lee. This will provide continuity while giving Lee access to some of the best talent in the newspaper business.

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In the coming days, Mary Junck and key members of Lee's management team will be visiting with you to answer any questions you may have. I think you will find, as we have, that they are dedicated to journalistic excellence and integrity, and to ensuring that newspapers and related businesses remain vital elements of the media landscape.

In closing, I would like to thank you for your continuing dedication to the Pulitzer papers and to providing our readers with the excellent products and services they have come to rely on and expect. It is your hard work that has made the Pulitzer papers what they are today, and it is your continued focus that will ensure their strong future as part of Lee Enterprises.

Sincerely,



Michael Pulitzer
Chairman of the Board
Pulitzer Inc.




ADDITIONAL INFORMATION AND WHERE TO FIND IT

The proposed transaction will be submitted to Pulitzer's stockholders for their consideration, and Pulitzer will file with the SEC a proxy statement to be used to solicit the stockholders' approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS OF PULITZER ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement, as well as other filings containing information about Pulitzer, may be obtained at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to James V. Maloney, Secretary, Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101.

PARTICIPANTS IN THE SOLICITATION

Pulitzer and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pulitzer in connection with the proposed transaction. Information regarding Pulitzer's directors and executive officers is available in Pulitzer's proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on April 2, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.